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                                                                   EXHIBIT 10.28

                            AMENDED MASTER TERM NOTE

$13,911,000.00                              Concord,      New Hampshire
                                            Initially executed June 30,1994
                                            Amended December 3, 1996

MAKER:                 Ferrofluidics Corporation, a Massachusetts corporation
                       40 Simon Street
                       Nashua, New Hampshire 03061 ("Maker").

PRINCIPAL AMOUNT:      Thirteen Million Nine Hundred Eleven Thousand Dollars
                       ($13,911,000.00) ("Principal Amount"), as provided in the Revolving Loan and Security Agreement by and among Ferrofluidics Corporation and Bank of New Hampshire
                       ("Loan Agreement").

MATURITY DATE:         November 30, 1997 ("Maturity Date").

LATE CHARGE:           Five percent (5%) of the overdue amount of any regularly
                       scheduled payment after any applicable grace period including Principal, Interest, costs and any accelerated amount.
MONTHLY PAYMENT
DATE:                  The first day of each month unless otherwise specified
                       herein.

1.     PROMISE TO PAY.

       FOR VALUE RECEIVED, Maker hereby promises to pay to the order of Bank of New Hampshire, ("Lender") at its offices at 191 Main Street, Nashua, New Hampshire, or at such other place Lender or any subsequent holder hereof may in writing designate, in immediately available funds, the Principal Amount, as from time to time advanced and readvanced by Lender to Borrower for the following purposes and amounts:

                     (i) Eight Million Five Hundred Thousand dollars ($8,500,000) advanced to Borrower as a Revolving Line of Credit for purposes of working capital pursuant to Section 3.1 et seq. of the Loan Agreement

                     (ii) Five Million Four Hundred Eleven Thousand dollars ($5,411,000) advanced to Borrower pursuant to Section 3A et seq. of the Loan Agreement for purposes of funding Borrower's obligations under a Reimbursement Agreement with Lender of even date herewith.

       All payments shall be made in lawful currency of the United States of America ("Dollars"), as provided herein, and in the Loan Agreement, including all subsequent modifications, extensions and amendments thereto, but in any event at the Maturity Date,





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together with payments as provided herein of interest thereon from the date hereof on the Principal Amount from time to time outstanding at the Applicable Rate or Rates (as defined below) and in the manner hereinafter provided. All payments by Maker hereunder shall be applied in such fashion as Lender deems appropriate in its complete discretion.

2.     INTEREST AND PRINCIPAL PAYMENTS.

       2.1 APPLICABLE INTEREST RATE. The Applicable Interest Rate will be a variable rate, which will be calculated as provided below:

              The Applicable Interest Rate will be equal to One percent (1%) per annum above the Lender's Prime Rate, as adjusted by Lender from time to time, calculated on the basis of a 360 day year. The Applicable Interest Rate will change each time and as of the date that the Lender's Prime Rate is changed without notice to Maker ("Payment Change Date"). Each new Applicable Interest Rate will become effective on the Payment Change Date and shall remain in effect until the next Payment Change Date.

       2.2 INTEREST PAYMENTS. Interest, which has accrued during the preceding month on the outstanding principal at the Applicable Interest Rate set forth above, shall be paid monthly, commencing August 1, 1994 and continuing on the same day of each successive month thereafter with a final payment of all unpaid interest due on the Maturity DATE.

3.     PREPAYMENT.

       Borrower shall have the right to prepay all or any portion of the Principal Amount at any time during the term hereof.

4.     EVENTS OF DEFAULT.

       Upon the occurrence of any of the following Events of Default, all sums payable under this Note shall, at the option of Lender, become immediately due and payable without further notice or demand:

       4.1 failure to make a payment of principal or interest on this Note not cured in accordance with the Loan Agreement and the Reimbursement Agreement or any other sum payable hereunder, as and when due, or within any applicable cure period, or on any other obligation of Maker to Lender, now existing or subsequently created, whether by direct loan, guarantee or otherwise, or acceleration with respect thereto and not paid within the applicable cure period; and,





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       4.2    any Event of Default of Maker pursuant to the Loan Agreement, the
Reimbursement Agreement or other Instruments or with any other document now or subsequently evidencing any indebtedness or obligation of Maker to Lender.

5.     WAIVERS.

       Maker and all sureties and endorser of this Note hereby (a) waive demand, presentment for payment, notice of nonpayment, protest, notice of protest and all other notice, filing of suit and diligence in collecting this Note, in enforcing any of the security rights or in proceeding against any of the property covered by the Instruments, (b) agree to any substitution, exchange, addition or release of any such property or the addition or release of any party or person primarily or secondarily liable hereon, (c) agree that Lender shall not be required first to institute any suit, or to exhaust its remedies against Maker or any other person or party in order to enforce payment of this Note or any guarantee, (d) consent to any extension, rearrangement, renewal or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice, consent or consideration to any of them, (e) waive any defense arising out of the alleged negligent release of any parties, and (f) agree that, notwithstanding the occurrence of any of the foregoing, except as to any such person expressly released in writing by Lender they shall be and remain jointly and severally, directly and primarily, liable for all sums due hereunder and under any and all of the Instruments.

6.     RIGHT OF SET-OFF.

       In the event of an Event of Default, and in addition to the other rights contained herein, Lender shall have the immediate and unconditional right of offset against all demand deposits, accounts, certificates, securities, chases in action and all other rights or property of Maker reflecting an obligation of Lender to Maker or any endorser, or any of them, which are then maintained with (or in existence as against) Lender ("Cash Collateral").

7.     LATE PAYMENT.

       In the event a payment is not made by Maker when due, Maker shall in addition to all other amounts then due pay a late charge (as liquidated damages) equal to the Late Charge defined above. Acceptance by Lender of payment of the Late Charge shall not be deemed a waiver of any default.





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8.     GENERAL PROVISIONS.

       8.1 No delay or omission on the part of Lender in exercising any right hereunder shall operate as a waiver of such right, or of any other right of Lender, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. No single or partial exercise of a power hereunder shall preclude other exercises thereof, or the exercise of any other power hereunder.

       8.2 Any reference herein to a party in the masculine gender shall be construed in the feminine or neuter gender, as the context may require.

       8.3 If an Event of Default exists under the Note, or this Note is collected or attempted to be collected by the initiation or prosecution of any suit or through any probate or bankruptcy court, or by any other judicial proceeding, or is placed in the hands of an attorney for collection, then Maker shall pay, in addition to all other amounts owing hereunder, all collection costs, appraisal costs, court costs and reasonable attorney's fees and all other out-of-pocket expenses incurred by Lender.

       8.4 This Note is fully negotiable, and upon negotiation may be enforced by Lender or any holder in accordance with its terms.

       8.5 This Note shall be governed exclusively by the laws of the State of New Hampshire. Maker hereby agrees that any action under this Note shall be maintained in a court of competent jurisdiction located therein, and consents to the jurisdiction of any such New Hampshire court for all purposes connected herewith. Maker consents to the jurisdiction of any court in any state in which property of Maker is located. Any action by Maker against Lender may be maintained only in the State and Federal courts in the State of New Hampshire.

       8.6 In the event any payment of principal or interest received upon this obligation and paid by Maker or any surety, co-maker or endorser, shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or otherwise, then in such event to the extent such payment is returned pursuant to such order, the obligation of the undersigned, or any surety, co- maker or endorser shall, jointly and severally, survive as an obligation due hereunder and shall not be discharged or satisfied by said payment or payments, which obligation shall be payable ON DEMAND, with interest as provided herein, notwithstanding return by Lender hereof to said parties of this original hereof or any endorsement or the like.

       8.7 This Note shall inure to the benefit of Lender, its successors, assigns, endorsees and any person to whom Lender may grant any interest in this Note, including





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without limitation, interests granted to the New Hampshire Business Finance
Authority, and shall be binding upon the undersigned and the successors, assigns, heirs, executors, administrators and other legal representatives thereof;, this Note is not intended to create any right or other cause of action in or on behalf of any person other than Lender, its successors, assigns, endorsees and any person to whom Lender may grant any interest in this Note.

       8.8 To the extent possible, each provision of this Note shall be interpreted in a manner as to be valid, legal and enforceable under applicable law. If any provision of this Note shall be held invalid, illegal or unenforceable, such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability and the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

       8.9 This Note may be extended, modified, or renewed by agreement of Maker and Lender without releasing, discharging or affecting the liability of Maker or any sureties, endorser or guarantors of this Note.

       8.10 All capitalized terms used herein and not herein defined shall have the meaning given to them in the Loan Agreement.

       8.11 This Note shall have the effect of an instrument executed under seal.

       IN WITNESS WHEREOF, Maker has caused this Note to be duly executed as of the date first above written.




IN THE PRESENCE OF:                 MAKER:
                                    FERROFLUIDICS CORPORATION

/s/ Stephen P. Morin
--------------------------          By: /s/ William B. Ford
                                        ------------------------------------
                                        Name: William B. Ford
                                        Title: Vice President




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STATE OF NEW HAMPSHIRE
COUNTY OF

       On this the 3rd day of December 1996, before me, the undersigned officer, personally appeared William B. Ford, the Vice President and Chief Financial Officer of Ferrofluidics Corporation, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed this instrument as a free act and deed and for the purposes therein contained on behalf of the corporation.



                                /s/ Joan C. Deichler
                                --------------------------------------------
                                Joan C. Deichler
                                Notary Public/Justice of the Peace
                                My Commission expires: Sept. 8, 1999